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                                                                 Exhibit 10.24.2

                          AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT made this 17th day of July, 2000.

BETWEEN:

                    THE MANUFACTURERS LIFE INSURANCE COMPANY
                       (hereinafter called the "Landlord")

                               OF THE FIRST PART,

                                       and

              SEAGATE SOFTWARE INFORMATION MANAGEMENT (CANADA) INC.
                        (hereinafter called the "Tenant")

                               OF THE SECOND PART,


WHEREAS by a Lease Agreement made the 27th day of December, 1994, a Lease of Additional Premises dated the 13th day of December, 1995, a Consent to Sublease dated the 6th day of October, 1998, and an Amendment to Lease Agreement made the 30th day of December, 1999 (collectively the "Lease"), the Landlord leased to the Tenant the following premises;

Property:               -1095 West Pender Street, Vancouver, British Columbia,
                         V6E 2M6,
Leased Premises:        -10,049 sq. ft. on the 5th floor,
                        -10,049 sq. ft. on the 6th floor,
                        -10,049 sq. ft. on the 7th floor
Term:                   -Six (6) years,
Basic Rent:             -$542,646.00,

AND WHEREAS the Landlord and the Tenant have agreed to amend the Lease to extend the Term of the Lease for three (3) years, to revise the Minimum Rental, provide for a Tenant Improvement Allowance, and to provide for a second Renewal Term of three (3) years effective March 1, 2001 (the "Effective Date").

NOW WITNESSETH that in consideration of the rents, covenants and agreements contained in the Lease, and in consideration of the covenants and agreements hereinafter contained, and the sum of ONE DOLLAR ($1.00) now paid by each of the parties to the other (the receipt and sufficiency of which is hereby acknowledged), the Landlord and Tenant hereby agree to amend the Lease as follows;

      1) (i) Article 1.1 (e)(i), and (iii) Term and Lease Expiration Date of the Lease shall be amended by the addition of the following:


                                                                    INITIAL
                                                               -----------------
                                                               Landlord | Tenant
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            "As of the Effective Date the Term shall be extended by three (3)
            years commencing from the 1st day of March, 2001, and to be fully complete and ended on the 29th day of' February, 2004 unless otherwise terminated as per the Lease."

                  (ii) Article 1.1(i) Second Option to Renew for three (3)
            years.

                  (iii) Article 4.1 (a), Annual Base Rent, of the Lease shall be amended by the addition of the following:

            "As of the Effective Date the Basic Rent for the first year of the Renewal Term shall be the sum of FIVE HUNDRED SEVENTY-TWO THOUSAND SEVEN HUNDRED NINETY-THREE Dollars ($572,793.00) of lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly instalments. The monthly instalments shall be FORTY-SEVEN THOUSAND SEVEN HUNDRED THIRTY-TWO Dollars SEVENTY-FIVE Cents ($47,732.75) each in advance on the first day of each month during the Renewal Term. The first amended payment to be made on the 1st day of March, 2001.

            The Basic Rent for the second year of the Renewal Term shall be the sum of SIX HUNDRED TWO THOUSAND NINE HUNDRED FORTY Dollars ($602,940.00) of lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly instalments. The monthly instalments shall be FIFTY THOUSAND TWO HUNDRED FORTY-FIVE Dollars ($50,245.00) each in advance on the first day of each month during the Renewal Term. The first amended payment to be made on the 1st day of March, 2002.

            The Basic Rent for the third year of the Renewal Term shall be the sum of SIX HUNDRED THIRTY-THREE THOUSAND EIGHTY-SEVEN Dollars ($633,087.00) of lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly instalments. The monthly instalments shall be FIFTY-TWO THOUSAND SEVEN HUNDRED FIFTY-SEVEN Dollars TWENTY-FIVE Cents ($52,757.25) each in advance on the first day of each month during the Renewal Term. The first amended payment to be made on the 1st day of March, 2003."

                  (iv) Article 18.1, Option to Renew, shall be amended by the addition of the following:

            "The Landlord covenants with the Tenant that if:

            a) the Tenant gives notice to the Landlord that the Tenant wishes to obtain a renewal of this Lease, such notice to be given not earlier than twelve (12) months, and not later than nine (9) months, if the Leased Premises comprise one full floor or more of the building, or, if the Leased Premises comprise less than

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                  one full floor of the Building, not later than six (6) months, before the expiry of the first renewal term.

            b) at the time of giving such notice the Tenant shall not be in breach of any covenant or condition herein contained; and

            c) the Tenant has duly and regularly throughout the initial Term and First Renewal Term observed and performed the covenants and conditions herein contained;

            then the Landlord shall grant to the Tenant at the Tenant's expense a renewal lease of the Leased Premises for a second term of that number of years specified in Article 1.1(i) upon the same terms and conditions as are herein contained, save and except this covenant to, renew, any Tenant Improvement Allowance and save and except the Annual Base Rent which shall be the greater of the Current Market Rent for the Leased Premises with its Leasehold Improvements (having regard to the duration of the renewal term) and the sum of the Annual Base Rent payable for the last three (3) months before the expiry of the First Renewal Term to agree upon such Current Market Rent, the determination of such Current Market Rent shall be referred to a single arbitrator if the parties hereto agree upon one, otherwise to a board of three (3) arbitrators, one to be appointed by each of the Landlord and the Tenant and a third arbitrator to be appointed in writing by the first two-named arbitrators; if the Landlord or the Tenant shall refuse or neglect to appoint an arbitrator within seven (7) clear days after the other shall have served a written notice upon the party so refusing or neglecting to make such appointment, the arbitrator first appointed shall, at the request of the party appointing him, proceed to determine such rent as if he were a single arbitrator appointed by both the Landlord and Tenant for the purpose. If two (2) arbitrators are so appointed within the time prescribed and they do not agree upon the appointment of the third arbitrator within a period of seven (7) days from the date of appointment of the second arbitrator, then upon the application of either the Landlord or the Tenant, the third arbitrator shall be appointed by a Judge of the Supreme Court in accordance with the procedure set out in the Commercial Arbitration Act, S.B.C. 1986, c.3, as amended from time to time, or such similar statute then in force in the province in which the Building is located. The third arbitrator shall chair the arbitration. The determination made by the arbitrators or the majority of them, or by the single arbitrator, as the case may be, shall be final and binding upon the landlord and the Tenant, and their respective successors and assigns. The Tenant shall pay the costs of the arbitration and the arbitrator(s). The provisions of this section shall be deemed to be a submission to arbitration within the provisions of the replacement or re-enactment thereof, provided that any limitation on the remuneration of the arbitrators imposed by such legislation shall not be applicable."

                  (v) Article 18.3, Tenant Improvement Allowance, shall be added to the Lease as follows:


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            "The Landlord agrees to reimburse the Tenant, as a tenant
            improvement allowance, up to FIVE Dollars FIFTY Cents ($5.50) (the "Tenant Improvement Allowance") for the actual costs of the initial Leasehold Improvements paid by the Tenant upon receipt by the Landlord of complete "As-Built" drawings representing Leasehold Improvements installed, an engineer approved air balance report and evidence satisfactory to the Landlord that all contractors, workmen, material and service suppliers and all other persons having claims against the Tenant for payment of work done or material or service supplied in connection with the Tenant's Leasehold Improvements have been paid in full. The Tenant Improvement Allowance is for the purpose of offsetting all or part of the Tenant's expenditure for initial Leasehold Improvements. The Tenant Improvement Allowance shall not be payable by the Landlord unless the Tenant has completed the installation of Leasehold Improvements in accordance with drawings and specifications approved by the Landlord and has conducted its business from the majority of the Leased Premises continuously during normal business hours for a period equal to the greater of (i) one month or (ii) the minimum statutory period after completion of the Leasehold Improvements for the registration of construction liens plus one day. It is a condition precedent to the Landlord's obligation to pay the Tenant that a claim for the Tenant Improvement Allowance be made to, and the said satisfactory evidence is received by, the Landlord before the expiry of the first year of the Term. The Landlord shall have the right but not an obligation, to pay any contractor, workmen, material and service supplier and all other persons who have performed work or supplied material or service in connection with the Leasehold Improvements if the Tenant has failed to do so, and the Tenant shall pay the Landlord on demand the amount the Landlord has so paid, unless such payment is made by the Landlord prior to the disbursing to the Tenant of the Tenant Improvement Allowance in which case the amount of such payment shall be deducted from the Tenant Improvement Allowance.

      2) The Landlord and the Tenant hereby confirm each to the other the several covenants and agreements in the Lease as amended by this Amendment to Lease Agreement.

      3) This Amendment to Lease Agreement and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.


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      IN WITNESS HEREOF the parties hereto have executed this Amendment to Lease
Agreement. I/We have authority to bind the corporation.

                                 LANDLORD:

                                 THE MANUFACTURERS LIFE INSURANCE COMPANY

(Illegible Signature)            by Signature: /s/ Bill Rempel
---------------------               -------------------------------------------
Witness as to                       Name:
signing by Tenant                   Title:


                                 TENANT:

                                 SEAGATE SOFTWARE INFORMATION
                                 MANAGEMENT (CANADA) INC.

(Illegible Signature)            by Signature: /s/ Susan J. Wolfe
---------------------               -------------------------------------------
Witness as to                       Name:
signing by Tenant                   Title: